Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA TO COMMENCE TRADING FOLLOWING COMBINATION OF UNIMIN AND FAIRMOUNT SANTROL

CHESTERLAND, Ohio, June 1, 2018 – Covia Holdings Corporation (NYSE:CVIA) (“Covia”) announced today the completion of the previously announced strategic combination between Unimin Corporation (“Unimin”) and Fairmount Santrol. Covia will commence trading today on the New York Stock Exchange (“NYSE”) under the ticker symbol “CVIA”. In connection with the completion of the transaction, Fairmount Santrol common stock ceased trading prior to the market opening today and will be delisted from the NYSE.

Under the terms of the merger agreement, for each share of Fairmount Santrol, stockholders will receive approximately $0.73 in cash consideration and 0.2 shares of Covia common stock. Any remaining Fairmount Santrol shares that cannot be converted into a whole Covia share will be redeemed for cash. Stockholders should expect to receive all cash consideration no later than June 8, 2018. As of June 1, 2018, Covia has 132.5 million fully diluted shares outstanding. Approximately 65% of Covia common stock is owned by SCR-Sibelco NV.

Jenniffer Deckard, President and Chief Executive Officer of Covia, said, “Today is a historic day for Covia and we would like to thank our stockholders, employees, customers and partners for their support in completing this significant achievement.” Deckard continued, “As we make our debut as Covia, the strong foundation built by our two highly complementary legacy organizations underpins an industry leader, strongly positioned to serve customers’ needs through our broad array of high-quality products, distinctive technical capabilities, and the industry’s most comprehensive production and distribution network. We look forward to utilizing these unique competitive advantages to achieve our near-term synergy goals and to create significant long-term value for all of our stakeholders.”

About Covia

Covia is a leading provider of minerals and material solutions for the Industrial and Energy markets, representing the legacy and combined strengths from the June 2018 merger of Unimin and Fairmount Santrol. The Company is a leading provider of diversified mineral solutions to the glass, ceramics, coatings, polymers, construction, water filtration, sports and recreation markets. The Company offers a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, lime, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include: the ability of Unimin and Fairmount Santrol to integrate their businesses successfully and to achieve anticipated synergies and the anticipated cost, timing and complexity of integration efforts; potential adverse reactions or changes to business relationships resulting from the completion of the merger; the actual results of operations and financial condition of the Company following the merger as compared to the unaudited pro forma combined financial information included in the Registration Statement on Form S-4 related to the merger; SCR-Sibelco NV, the holder of a majority of the Company’s common stock, will have significant influence over the Company; changes in prevailing economic conditions, including continuing pressure on and fluctuations in demand for, and pricing of, our products; loss of, or reduction in business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the level of cash flows generated to provide adequate liquidity; our ability to successfully develop and market new products; our rights and ability to mine our property and our renewal or receipt of the required permits and approvals from government authorities and other third parties; our ability to implement and realize efficiencies from capacity expansion plans, facility reactivation and cost reduction initiatives within our time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to our business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; and other operating risks that are beyond our control.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Covia Holdings

Corporation’s filings with the Securities and Exchange Commission (“SEC”). The risk factors and other factors noted in our filings with the SEC could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact:

Matthew Schlarb

+1 440-214-3284

Matthew.Schlarb@CoviaCorp.com

Media Contact:

Kristin Lewis

+1 440-279-0245

Kristin.Lewis@CoviaCorp.com